POWER OF ATTORNEY

	The undersigned, as a Section 16 reporting person of Curis, Inc., hereby constitutes and appoints each of Ali Fattaey, James Dentzer, Nancy Soohoo, William Steinkrauss and Wilmer Cutler Pickering Hale and Dorr LLP, as outside counsel to the Company, and each of them individually, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities to:

(1)		Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the "Company", Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act")
and the rules thereunder, or any successor laws and regulations promulgated thereunder;

(2)		Perform any and all acts for and on behalf of the undersigned which may be necessary or appropriate to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

	The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of December 2016.


/s/ Mani Mohindru
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Signature
Mani Mohindru